Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of
The Fairchild Corporation:

We consent to the incorporation by reference in the registration statements (No. 33-38302, 333-49779, 333-62037, 333-97703, 333-82828, 333-16821, 333-70387, 333-70673, and 333-54158) on Form S-8 of The Fairchild Corporation of our report dated August 13, 2007, with respect to the consolidated balance sheets of The Fairchild Corporation and subsidiaries as of September 30, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows, for each of the years in the three-year period ended September 30, 2006, and related financial statement schedule, which report appears in the September 30, 2006, annual report on Form 10-K of The Fairchild Corporation.

As discussed in Note 2 to the consolidated financial statements, the Company has restated its consolidated financial statements as of September 3, 2005 and for each of the years ended September 30, 2005 and 2004.

/s/ KPMG LLP

McLean, Virginia
August 13, 2007